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                                                                     EXHIBIT 11

                             CHOICECARE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                     THREE MONTHS ENDED        SIX MONTHS ENDED
                                                          JUNE 30,                 JUNE 30,

                                                       1997       1996         1997        1996
                                                       ----       ----         ----        ----

PRIMARY EARNINGS PER SHARE:
---------------------------
Net income                                          $ 1,892     $ 4,099     $ 1,530     $ 1,705
                                                    =======     =======     =======     =======

Shares used in calculation of earnings per share:
  Weighted average common shares outstanding         14,853      14,229      14,853      13,865
  Dilutive effect of assumed exercise of
    stock options                                       409          --         204          --
                                                    -------     -------     -------     -------
  Weighted average common and common
    equivalent shares outstanding                    15,262      14,229      15,057      13,865
                                                    =======     =======     =======     =======

Earnings per common and common equivalent share -
 primary                                            $   .12     $   .29     $   .10     $   .12
                                                    =======     =======     =======     =======

FULLY DILUTED EARNINGS PER SHARE:
---------------------------------
Net income                                          $ 1,892     $ 4,099     $ 1,530     $ 1,705
                                                    =======     =======     =======     =======

Shares used in calculation of earnings per share:
  Weighted average common shares outstanding         14,853      14,229      14,853      13,865
  Dilutive effect of assumed exercise of
    stock options                                       409          --         409        --
                                                    -------     -------     -------     -------
  Weighted average common and common
    equivalent shares outstanding                    15,262      14,229      15,262      13,865
                                                    =======     =======     =======     =======
Earnings per common and common equivalent share -
 fully diluted                                      $   .12     $   .29     $   .10     $   .12
                                                    =======     =======     =======     =======


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